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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 12, 1999, relating to the financial statements and financial highlights which appears in the December 31, 1998 Annual Reports to Shareholders of OCC Accumulation Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
January 31, 2000